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                                                                    EXHIBIT 10.7

                                 SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT ("Sublease") is made as of June 1, 1999, between The BigStore.com, Inc., a Delaware corporation, whose address is 3388 Via Lido, Newport Beach, California 92663 ("Sublandlord") and The BigHub.com, Inc., a Florida corporation, whose address is 3388 Via Lido, Newport Beach, California 92663 ("Subtenant").

     A. Sublandlord entered into a Lease with _______________, ("Landlord") dated _____________ herein referred to as "Lease" for certain space located at 3388 Via Lido, Newport Beach, California 92663.

     B. Subtenant desires to sublease from Sublandlord the entire fourth (4th) floor of the premises located at 3388 Via Lido, Newport Beach, California 92663 ("Demised Premises"), and Sublandlord is agreeable to the making of such sublease on the terms and conditions hereinafter set forth.

     NOW THEREFORE, for good and valuable consideration received, Sublandlord and Subtenant agree as follows:

1. SUBLEASE: TERM. Sublandlord sublets to Subtenant, who hereby subleases from Sublandlord, the Demised Premises for a term (the "Term") beginning on June 1, 1999 and continuing thereafter month to month, unless sooner terminated in accordance with the terms of this Sublease or the Lease ("Termination Date").

2. USE. Subtenant shall not use the Demised Premises for any purpose other than as its corporate regional office, which use shall not be inconsistent with the Lease.

3. RENT. Subtenant shall pay to Sublandlord during the Term hereof rental payments in the amount of Four Thousand and Fifty Dollars ($6,568.00) per month, payable on or before the first day of each month (herein referred to as "Rent"). In addition, Subtenant shall pay to Sublandlord its proportionate share of taxes, costs, common area maintenance fees, utilities and other expenses pursuant to the Lease in equal monthly installments estimated by Sublandlord ("Costs").

4.  RESERVED

5. INSURANCE. Subtenant shall maintain such liability and other insurance as is required to be maintained under the Lease, with such limits and otherwise in accordance with such requirements as are set forth in the Lease. Sublandlord shall be named as an additional insured on all insurance policies maintained by Subtenant.

6. TERMS OF LEASE INCORPORATED. This Sublease is subject to all of the terms and conditions of the Lease, each of which is hereby incorporated herein by reference and made a part hereof, and the parties agree:

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     (a) Subtenant shall fully and faithfully perform, with regard to the
Demised Premises, all of the duties and obligations contained in the terms, covenants and conditions of the Lease to be performed by Sublandlord.

     (b) Sublandlord, in its relations with Subtenant hereunder, shall have all of the rights and remedies afforded to Landlord in its relations with Sublandlord as set forth in the Lease. Without limiting the generality of the foregoing, the consent of Sublandlord shall be required for any action of Subtenant which, pursuant to the Lease, requires the consent of Landlord.

     (c) Sublandlord is hereby released and relieved of (i) all of the obligations of Landlord as set forth in the Lease other than any obligation to give notice prior to exercising its rights and remedies, and (ii) any liability to Subtenant for any default by Landlord under the Lease or any failure by Landlord to perform any of Landlord's obligations thereunder, but Sublandlord agrees to reasonably cooperate with Subtenant, upon the written request of Subtenant and at Subtenant's sole expense, in enforcing any of such obligations and causing Landlord to perform same; provided, however, that Sublandlord shall not be liable to Subtenant in damages if, after reasonable diligence on the part of Sublandlord, Landlord shall fail to perform such obligations.

     (d) Subtenant acknowledges that the rights granted to it under this Sublease are not in any sense greater or broader than the rights granted to Sublandlord under the Lease.

7. MORTGAGE: ASSIGNMENT. Subtenant shall not sell, mortgage, assign or otherwise transfer this Sublease, or sublease any part or all of the Demised Premises, and any attempt by Subtenant to do so shall be void and of no effect.

8. ALTERATIONS. Subtenant shall not cause the Demised Premises to be altered in any way during the Term of this Sublease.

9. TERMINATION. This Sublease shall terminate at midnight at the end of the Termination Date without the requirement of any further notice thereof by either party to the other.

10. NOTICES. Any notices given or required to be given by either party to the other shall be deemed given when delivered personally or when mailed by United States certified mail, return receipt requested, to the respective addresses set forth above.

11. INDEMNIFICATION. Subtenant shall indemnify, defend, protect and hold harmless Sublandlord against and from any and all claims by or on behalf of any party arising from Subtenant's use of the Demised Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Subtenant in or about the Demised Premises, and will further indemnify, defend, protect and hold harmless Sublandlord against and from any and all claims arising from any breach or default on Subtenant's part in the performance of any covenant or agreement on Subtenant's part to be performed pursuant to the terms of this Sublease, or arising

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from any act or negligence of Subtenant, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Sublandlord by reason of any such claim, Subtenant upon notice from Sublandlord covenants to resist or defend at Subtenant's expense such action or proceeding by counsel reasonably satisfactory to Sublandlord. Subtenant, as a material part of the consideration to Sublandlord, hereby assumes all risk of damage to property in, upon or about the Demised Premises from any source and to whomever belonging, and Subtenant hereby waives all claims in respect thereof against Sublandlord except claims based solely on the negligence of Sublandlord, its agents, servants or employees, and agrees to defend and save Sublandlord harmless from and against any such claims by others.

12. RELEASE. Neither Sublandlord nor its agents or employees shall be liable for (a) any damage to property of Subtenant or of others entrusted to employees of Sublandlord, (b) the loss of or damage to any property of Subtenant by theft or otherwise, (c) any injury or damage to persons or property resulting from flood, fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or leaks from any part of the Demised Premises or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature (whether similar or dissimilar to those above specified), unless caused by or due to the negligence of Sublandlord, its agents, servants or employees,
(d) any such damage caused by operations in construction of any private, public or quasi-public work, or (e) any latent defect in the Demised Premises.

13. COST RECOVERY. In any action involving this Sublease, the prevailing party shall recover from the other party, in addition to any damages or other relief, all costs (whether or not allowable as "cost" items by law) reasonably incurred, including attorneys' and witness (expert and otherwise) fees and costs.

14.  MISCELLANEOUS.

     (a) Subtenant acknowledges that it has inspected the Demised Premises and agrees to accept them in their present condition "AS IS AND WITH ALL FAULTS."

     (b) Time is of the essence of this Sublease and of the performance by Subtenant of each and every term and condition of this Sublease and of each and every term and condition of the Lease which the Subtenant has herein agreed to keep and perform.

     (c) This Sublease contains all of the agreements between Sublandlord and Subtenant and may not be modified except by written instrument duly executed by the parties.

     (d) Subject to the provisions of paragraph 7, the terms and conditions of this Sublease shall extend to and be binding upon the heirs, successors and assigns of the respective parties.

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SUBTENANT:                               SUBLANDLORD:

The BigHub.com, Inc.,                    The BigStore.com, Inc.,
a Florida corporation                    a Delaware corporation


By: /s/ CHET HOWARD                      By: /s/ TED LAVOIE
    ------------------------                 ---------------------
Name: Chet Howard                        Name: Ted Lavoie
      ----------------------                  --------------------
Title: CFO                               Title: CFO
      ----------------------                  --------------------

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